Exhibit 3.6

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES TO AN OFFERING OF PREFERRED STOCK RELYING UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS PURSUANT TO SECTION 4(2) AND/OR RULE 506 OF REGULATION D (“REGULATION D”) AS PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SHARES OF PREFERRED STOCK OR COMMON STOCK TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SUBSCRIPTION AGREEMENT

Offering Series B Preferred Shares in

CANCERVAX, INC.

351 Paseo Nuevo

Second Floor

Santa Barbara, California 93101

$5,000,000 Offering Maximum

$100,000 Minimum Investment Amount

No Minimum Raise Amount

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is made this 13th day of October, 2023 by and between CancerVAX, Inc., a Nevada corporation (hereinafter the “Issuer” or “Company”), and the undersigned subscriber (the “Subscriber”), who, for and in consideration of the mutual promises and covenants set forth herein, do hereto agree as follows:

1. Subscription. The Subscriber hereby subscribes for 5,000 shares of Series B Preferred Stock of CancerVAX, Inc. (the “Shares”) at a price of $100 per share, and herewith tenders to the Issuer for the subscription the amount of $5,000,000 (the “Purchase Price”) which the Subscriber tenders herewith as payment for the Shares. This Subscription Agreement (“Subscription Agreement”) is an irrevocable offer by the Subscriber to subscribe for the securities offered by the Issuer, and, subject to the terms hereof, shall become a contract for the sale of said securities upon acceptance thereof by the Issuer.

2. Series B Preferred Stock. The Company has designated 50,000 shares of the Series B Preferred Stock of the Company (the “Series B Preferred Stock). The shares of Series B Preferred Stock have a stated face value of $100 per share and holders of the Series B Preferred Stock have the right, at any time, to convert shares of Series B Preferred Stock into shares of common stock of the Issuer at a Conversion Price of $1.00 per share of common stock, meaning each Series B Preferred Share is convertible into 100 shares of common stock of the Issuer. The Series B Preferred Stock Certificate of Designation (the “Certificate of Designation”), attached hereto as Exhibit A, includes a common stock beneficial ownership limitation of 4.99%, pari passu dividend rights, liquidation preferences, and other material terms as included in the Certificate of Designation.

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3. Use of Proceeds. The Issuer intends to use the proceeds of this offering of shares of Series B Preferred Stock (the “Offering”) to primarily to pay for research and development expenses including payments due to UCLA under sponsored research agreements and for general working capital. The Issuer will have immediate access to the funds subscribed for in this Offering once accepted and there is no minimum raise amount in the Offering.

4. Acceptance. This Subscription Agreement is made subject to the Issuers discretionary right to accept or reject the subscription herein. The Subscriber will be notified prior to or upon closing of the Offering (the “Acceptance Date”) whether the Subscription Agreement has been accepted. If the Issuer for any reason rejects this Subscription Agreement, the Purchase Price will be refunded in full, without interest, and this Subscription Agreement shall be null, void and of no effect. Acceptance of this Subscription Agreement by the Issuer will be evidenced by the execution hereof by an officer of the Issuer.

5. Subscriber Representations. The Subscriber hereby represents, warrants and agrees that:

(a) The Subscriber has had an opportunity to ask questions and receive information from the Company.

(b) The Subscriber’s representations in this Agreement are complete and accurate to the best of the Subscriber’s knowledge, and the Company and any sales agent may rely upon them. The Subscriber will notify the Company and any such agent immediately if any material change occurs in any of this information before the sale of the Shares.

(c) The Subscriber is representing and warranting that the Subscriber is an “Accredited Investor,” as the term is defined in Rule 501(a) of Regulation D, as more completely set forth on the Questionnaire attached as Exhibit B hereto, which is incorporated by reference as if more fully set forth herein. The Subscriber shall submit to the Company such further assurances of accredited status as may reasonably be requested by the Company.

(d) The Subscriber is able to bear the economic risk of an investment in the securities for an indefinite period of time, can afford to risk the loss of the entire investment in the securities, and will, after making an investment in the securities, have sufficient means of providing for current needs and possible future contingencies without reliance upon this investment. Additionally, the Subscribers overall commitment to investments, which are not readily marketable, is not disproportionate to the Subscribers net worth and this Subscription Agreement will not cause such overall commitment to become excessive.

(e) The Subscriber understands and acknowledges that the securities are being offered and sold in reliance upon an exemption from registration under Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and are therefore subject to the limitations on resale pursuant to Rule 144 promulgated under Section 4(a)(1) of the Securities Act (“Rule 144). Further the Subscriber understands the securities subscribed for herein are being acquired for the Subscriber’s own account and risk, and not on behalf of any other person and are being purchased by the subscriber for investment and not with a view to the distribution of the securities. The Subscriber is aware that although there are no legal restrictions on the transferability of the securities, the Subscriber must register the securities or have an exemption from registration before the Subscriber may resell the securities. Further the Subscriber understands, there is presently a very limited public market for the securities and no assurance of a future public market for the securities, and, accordingly, it is unlikely that the Subscriber will be readily able to liquidate an investment in the securities.

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(f) The Subscriber understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions, which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, an a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 promulgated under the Securities Act. After one year from the later of the date the Securities are acquired from the Issuer or an affiliate of the Issuer and the full purchase price or other consideration is paid, all as calculated in accordance with Rule 144(d), sales of the Securities in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the Securities are fully paid for, as calculated in accordance with Rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

(g) The Subscriber acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to be it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make Rule 144 available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

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The Issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

(h) The Subscriber hereby agrees that he/she/it does not have the right to cancel this Subscription Agreement, which shall survive the death, disability, or the cessation of existence as a legal entity, of the Subscriber. Further, the Subscriber agrees that he does not have the right, and will not attempt, to transfer his/her/its interest herein.(i) The Subscriber has had access to any and all information concerning the Issuer, which the Subscriber and the Subscriber’s financial, tax, and legal advisors required or considered necessary to make a proper evaluation of this investment, including those Financial Statements included as Exhibit D attached hereto. In making the decision solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Issuer will depend upon the Subscriber’s individual circumstances. The Subscriber further understands that no opinion is being given as to any securities matters involving the Offering.

(j) The Subscriber shall indemnify and hold the Issuer harmless from all costs and expenses, including reasonable attorney fees, incurred by the Issuer as a result of a breach hereof by the Subscriber. Further, all of the representations and warranties of the Subscriber contained herein and all information furnished by the Subscriber to the Issuer are true, correct and complete in all respects, and the Subscriber agrees to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein.

(k) The Subscriber has been given the unrestricted opportunity to ask questions of, and receive answers from the Issuer, or persons acting on its behalf, concerning the terms and conditions of, and all other matters relating to the offering, and has been given the unrestricted opportunity to obtain such additional information with respect to the offering as he has desired, including, but not limited to, any additional information necessary to verify the accuracy of the information set forth in the attached documentation. The undersigned has carefully read all material identified as being attached hereto and has no further questions with respect thereto.

(l) The Subscriber knows that the securities subscribed for herein are offered and sold pursuant to exemptions from registration and the Securities Act of 1933, and state securities law based, in part, on these warranties and representatives, which are the very essence of this Subscription Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

(m) By reason of the Subscriber’s business or financial experience, the Subscriber has the capacity to protect his own interest in connection with this transaction or has a pre-existing personal or business relationship with the company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

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(n) This Agreement when fully executed and delivered to the Company will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Shares. The purchase of the Shares by the Subscriber, if it is an entity investor, is a permissible investment, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity’s owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Shares has all requisite authority to sign such document on behalf of the Subscriber, if it is an entity investor.

(o) In connection with this Offering the Subscriber has received certain information from the Company, which the Subscriber has reviewed and is familiar with the contents. The Subscriber has not duplicated or distributed this information to anyone other than his/hers/its personal advisors, and will not do so in the future.

(p) The Shares offered hereby were not offered to the Subscriber by way of general solicitation or general advertising and at no time was the Subscriber presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

(q) The Subscriber has such knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of the prospective investment in the Shares of the Company. The Subscriber has consulted with such independent legal counsel or other advisers as the Subscriber has deemed appropriate to assist the Subscriber in evaluating the proposed investment in the Shares. By accepting these documents, the undersigned agrees that the information contained herein, and in all related and ancillary documents, shall be kept confidential (except as may be properly disclosed to the Subscriber’s counsel, accountants, and investment representatives, if any, to which disclosure is made in connection with an evaluation of whether to invest in the Shares) and will not be reproduced, made available or accessible, or used for any other purpose other than in connection with considering the purchase of the Shares or as required by law or order of a court of competent jurisdiction. The Subscriber agrees that it and its representatives shall not use, and will not permit the use of, any of the information in this Agreement in any manner other than for an evaluation of whether to invest in the Shares. The Subscriber acknowledges that until appropriate public announcement has been made, the terms and existence of this Subscription Agreement may be deemed material non-public information under the Securities Exchange Act of 1934, and Subscriber shall comply with the provisions thereof regarding material non-public information.

(r) The Subscriber (i) has adequate means of providing for its current financial needs and possible personal contingencies and does not have a need for liquidity of this investment in the Shares; (ii) can afford (a) to hold the Shares for an indefinite period of time; and (b) to sustain a complete loss of the entire amount of the Purchase Price for the Shares; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

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(s) The Subscriber has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of a purchase of the Shares and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and the undersigned has received satisfactory answers to all such questions to the extent deemed appropriate in order to evaluate the merits and risks of an investment in the Shares.

(t) The Subscriber has had a relationship with the Company or the Company’s officers or directors since prior to December 2022.

6. Company Representations. The Company hereby represents, warrants and agrees that:

(a) Organization and Standing. The Company is a corporation duly organized and existing under the laws of the State of Nevada and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

(b) Corporate Power. The Company has all requisite corporate power to enter into each of the Transaction Documents to which it is a party to issue and sell the Shares hereunder and to carry out and perform its other obligations under the terms of the Transaction Documents to which it is a party.

(c) Authorization. All corporate action on the part of the Company and its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the authorization, sale, issuance and delivery of the Shares and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to (i) laws of general application relating to specific performance, injunctive relief or other equitable remedies, and (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

(d) Valid Issuance. The shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly authorized, validly issued, fully paid and nonassessable, and free of any liens or encumbrances, other than restrictions on transfer under the Transaction Documents and applicable state and federal securities laws.

(e) Subsidiaries. The Company does not presently own or control, directly or indirectly, any equity interest in any other corporation, partnership, trust, joint venture, association or other entity.

(f) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby, except for: (a) qualifications or filings under the Securities Act of 1933, as amended (the “Securities Act”), and the regulations thereunder; and (b) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

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(g) Compliance with Laws and Other Instruments; No Conflicts. The Company is not in violation or default of any provisions of its certificate of incorporation or bylaws, each as amended to date or any applicable laws, regulations, judgments, decrees or orders of the United States of America or any state, foreign country or other governmental body or agency having jurisdiction over the Company’s business or properties, other than violations of laws, regulations, judgments, decrees or orders that could not reasonably be expected to have a Material Adverse Effect. The Company is not in breach of or default under or alleged to be in breach of or default under, any material lease, license, contract, agreement, instrument or obligation to which it is a party or its properties are subject. The execution, delivery and performance of the Transaction Documents on the part of the Company, and the performance by the Company of its obligations pursuant thereto including, without limitation, the issuance and sale of the Shares pursuant hereto, will not result in any violation, or conflict with, or constitute a default under, and will not accelerate performance under the terms of any of the Company’s certificate of incorporation or bylaws, each as amended to date, or any of the Company’s material leases, licenses, contracts, agreements, instruments or obligations, nor, to the Company’s knowledge, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Company.

(h) Litigation. There is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company’s knowledge, threatened in writing against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(i) Securities Law Exemptions. The offer, sale and issuance of the Shares are and will be exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities law.

(j) Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect on the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(k) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). No Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or Affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

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(l) Absence of Certain Events. Since its date of incorporation, the Company has not (a) declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock; or (b) delayed or postponed the payment of accounts payable or any other liabilities outside the ordinary course of business, or committed to do any of the foregoing, and to the Company’s knowledge there has not been any event or condition of any character that would have a Material Adverse Effect.

(m) Disclosure. The Company has provided Subscriber with all the information that such Subscriber has requested for deciding whether to purchase Shares. No statement of the Company contained in the Transaction Documents (including the Schedule of Exceptions) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

7. Governing Law. The laws of the state of Nevada shall govern this Subscription Agreement.

8. Entire Agreement. This Subscription Agreement together with the other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

9. Survival of Representations. The representations, warranties, acknowledgments and agreements made by the Subscriber shall survive the acceptance of this Subscription Agreement and run in favor of, and for the benefit of, the Issuer.

10. Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Notices. Except as otherwise required in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the last known address of the party.

13. Non-Assignability. The obligations of the Subscriber hereunder shall not be delegated or assigned to any other party without the prior written consent of the Company.

14. Expenses. Each party shall pay all of its costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement.

15. Risk Factors. The subscriber hereby agrees and understands this offering is subject to numerous risks, including, but not limited to those Risk Factors listed on Exhibit C attached hereto.

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The undersigned hereby acknowledges that he or she will deliver to the Company all such additional completed forms in respect of the Subscriber’s purchase of the Securities as may be required for filing with the appropriate securities commissions and regulatory authorities.

BOUNTIFUL CAPITAL

/s/ Greg Boden
Greg Boden, President

ACCEPTED: CancerVAX, Inc.

By:	/s/ Ryan Davies
Ryan Davies, President

Date:	October 12, 2023

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EXHIBIT A

SERIES B PREFERRED STOCK CERTIFICATE OF DESIGNATION

[Omitted pursuant to Item 601(a)(5) of Regulation S-K and included to the Form 1-A/A as Exhibit 3.6]

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EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

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EXHIBIT C

RISK FACTORS

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

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EXHIBIT D

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2021 AND DECEMBER 31, 2022

AND UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2023

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

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